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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 28, 2005
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                                CBRL GROUP, INC.


         Tennessee                     0-25225                   62-1749513
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(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

     CBRL Group, Inc. (the "Company") has entered into a Fourth Supplement to Indenture dated as of January 28, 2005 (the "Supplemental Indenture"), which is an amendment to that certain Indenture dated as of April 3, 2002 among the Company, the subsidiary guarantors parties thereto and Wachovia Bank, National Association, as trustee (as it may have been previously amended, supplemented or amended and restated) (the "Existing Indenture"). Wachovia Bank, National Association, as trustee, is also a party to the Supplemental Indenture. The Existing Indenture is filed as Exhibit 4.2 to the Company's Form 10-Q for the quarterly period ended May 3, 2002.

     In the Supplemental Indenture, the Company is foregoing its ability to pay the purchase price of the Liquid Yield Option(TM) Notes due 2032 (Zero Coupon-Senior), as amended or supplemented from time to time, issued under the Existing Indenture (the "Securities"), in shares of the Company's common stock in the event of a repurchase of the Securities at the option of the holder pursuant to Section 3.08 of the Existing Indenture. After the amendment effected by the Supplemental Indenture, the Company may pay that purchase price only in cash.

     The Supplemental Indenture is filed as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements. None

(b)  Pro Forma Financial Information. None

(c)  Exhibits.

     99     Fourth Supplement to Indenture dated as of January 28, 2005.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2005                 CBRL GROUP, INC.


                                         By: /s/ James F. Blackstock
                                            ------------------------------------
                                         Name:  James F. Blackstock
                                         Title: Senior Vice President, General
                                                Counsel and Secretary